Exhibit 99.1
Chunghwa Telecom Selects Terayon DM 6400 Network CherryPicker
For Expansion of Taiwan Multimedia-On-Demand Deployment
Taiwan’s Leading Telecom Provider Delivers Video Services with Terayon
Santa Clara, California – January 4, 2006 – Terayon Communication Systems, Inc. (NASDAQ: TERNE), a leading provider of digital video networking applications and home access solutions, today announced that Chunghwa Telecom (TAIEX: 2412; NYSE: CHT), Taiwan’s largest telecommunications provider, has selected the Terayon DM 6400 Network CherryPicker® for its Multimedia on Demand (MOD) architecture.
     Chunghwa Telecom, which launched the MOD service in Taipei and North Taiwan in March 2004, is utilizing the DM 6400 in conjunction with an expansion of the service. DM 6400 units in Taipei are aggregating and distributing 18 MPEG-2 video streams via Gigabit Ethernet interfaces to Taichung and Kaohsiung. The MOD service is available to 13 cities and counties throughout Taiwan and is expected to have reached 200,000 subscribers at the end of 2005.
     “The ability to efficiently deliver high-quality video through the GigE IP transport was an important part of our equipment evaluation process,” said Yifong Chang, Deputy Managing Director, Multimedia Department for Chunghwa Telecom. “The Terayon DM 6400 Network CherryPicker allows us to rate shape multiple standard programs and video-on-demand feeds with superior video quality and later, to simply and cost effectively insert advertising within the digital domain.”
     “Chunghwa Telecom’s Multimedia on Demand service has emerged as one of the telco industry’s more ambitious IPTV projects,” said Jerry Chase, CEO of Terayon. “Their selection of the DM 6400 Network CherryPicker recognizes the technical and operational value our products can deliver to telecom video providers worldwide.”
     Utilizing Chunghwa Telecom’s ADSL network, the MOD service includes a basic television service that delivers more than a dozen channels, and a video-on-demand service that provides educational programs, real-time lifestyle information, stock prices, travel information, shopping and popular movies. The system’s multimedia features enable true subscriber control, including the ability to fast forward, rewind and pause during broadcasts.

About Chunghwa Telecom
     Chunghwa Telecom is the leading telecom service provider in Taiwan. Chunghwa Telecom provides fixed line services, mobile services and Internet and data services to residential and business customers in Taiwan.
About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 6,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Rebecca West	Kirsten Chapman/Moriah Shilton
AtomicPR
Lippert/Heilshorn & Associates
(415) 402-0230
(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including the number of subscribers to Chunghwa Telecom’s MOD service reaching 200,000 at the end of 2005 and Chunghwa Telecom’s ability to use the DM 6400 for advertising insertion, as well as the other risks detailed from time to time in Terayon’s filings with the SEC, including Terayon’s Form 10-K for the year ended Dec. 31, 2004, Form 10-Q for the quarter ended June 30, 2005 and Form 8-K filed on Dec. 20, 2005.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.